[LOGO]                             1155 Rene-Levesque Boulevard West, Suite 2720
                                                       Montreal, Quebec, H3B 2K8
                                              T(514) 337-2447 // F(514) 337 0985


C-Chip Technologies (North America) announces Technology License Agreement with iMetrik Solutions.

MONTREAL, CANADA - (December 28 2006) - C-Chip Technologies Corporation (North America), a wholly-owned subsidiary of Manaris Corporation (OTCBB: MANS) (FRANKFURT WKN: A0F5LD), today announced that it has entered into a technology license agreement with its technology partner iMetrik Solutions Inc.

Last spring, C-Chip, in partnership with iMetrik, launched the Credit-Chip 200G, a GSM-based product developed by iMetrik, with a complete web-based "locate and disable" platform, for the North American used car market. The relationship with iMetrik has been a key factor in the development of the Credit-Chip product and has allowed C-Chip to provide its customers with a reliable solution. To date, C-Chip has shipped in excess of 10,000 units of the Credit-Chip 200G.

Building upon the relationship, C-Chip has entered into an agreement with iMetrik whereby iMetrik will have the exclusive right to manufacture and sell products based on the GSM-based "locate and disable" technology platform for the "Buy Here Pay Here" (BHPH) market worldwide. In exchange, C-Chip will receive royalties for each product sold by iMetrik.

"We are very excited with our new arrangement with iMetrik. The purpose of consolidating our efforts via a unified sales channel is to develop economies of scale as well as a more focused sales strategy," said John Fraser, President and CEO of Manaris Corporation. "We strongly believe that this will benefit both companies."

ABOUT IMETRIK
iMetrik  Solutions Inc. provides  wireless  solutions to the  Machine-to-Machine
(M2M) marketplace. iMetrik's solutions improve the management of mobile and remote enterprise assets. The company offers its clients a complete wireless service delivery chain as a mobile virtual network aggregator (MVNA) to allow them to efficiently deploy M2M solutions. Our solution is packaged for Subject Matter Experts (SME) who already have a presence in a vertical market, who primarily focuses their effort on branding and marketing activities and are not yet equipped to offer M2M solutions on their own. Through a strategic partnership with iMetrik, these SME's can become MVNO's and expand their activities in their respective markets. iMetrik enables "M2M MVNO in a box," a one-stop-shop wireless solution allowing their clients to enter very efficiently into the M2M wireless space.

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[LOGO]                             1155 Rene-Levesque Boulevard West, Suite 2720
                                                       Montreal, Quebec, H3B 2K8
                                              T(514) 337-2447 // F(514) 337 0985


ABOUT MANARIS CORPORATION
Manaris Corporation operates two wholly-owned subsidiaries. Our Avensys subsidiary, through its Avensys Technology division, is a recognized world leader in providing high quality fiber optic components & sensors to businesses in Asia, Europe and North America with. Its other division, Avensys Solutions, provides environmental monitoring solutions and services, including the monitoring of air, water and soil, to industrial and public sector organizations across Canada. Our other subsidiary, C-Chip Technologies (North America), offers products and services to the credit management market for new and used cars. Its technology allows credit providers to remotely locate and disable the operation of any vehicle in the event of a delinquent payment.

FORWARD-LOOKING-STATEMENT: Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks uncertainties, including the effect of changing economic conditions, competition within the credit and security industry, customer acceptance of products and other risks and uncertainties. Such forward looking statements are not guarantees of performance, and Manaris Corporation results could differ materially from those contained in such statements. These forward-looking statements speak only as of the date of this release and Manaris Corporation undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

CONTACTS:
Mr. John Fraser
President and CEO
(514) 337-2447

Linda Farha
Zenergy Communications
(514) 273-4034
linda@zenergycom.com